Exhibit 99.1

AMEX: HRT
FOR IMMEDIATE RELEASE	Contact: David Garrison
Website: http://www.arthrt.com	(978) 345-5000

June 26, 2003

ARRHYTHMIA RESEARCH TECHNOLOGY

ANNOUNCES NEW STOCK BUY BACK PROGRAM

Fitchburg, MA

Arrhythmia Research Technology, Inc. (the “Company”) announced that its Board of Directors has authorized the repurchase of up to $650,000 of the Company’s common stock from time to time at management’s discretion.

Any repurchases will be made using the Company’s existing cash resources. The Company’s management will determine the timing and amount of any shares repurchased. The repurchase program may be suspended or discontinued at any time.

As of May 31, 2003, The Company had 2,600,213 shares of common stock outstanding.